Exhibit 99.1

EPAY Transaction Close Release

FOR IMMEDIATE RELEASE

Thoma Bravo Completes Acquisition of Bottomline

Bottomline Appoints Craig Saks as Chief Executive Officer

PORTSMOUTH, N.H. and SAN FRANCISCO – May 13, 2022 (GLOBE NEWSWIRE) – Bottomline Technologies (“Bottomline” or the “Company”), a leading provider of financial technology that makes complex business payments simple, smart and secure, today announced the completion of its acquisition by Thoma Bravo, a leading software investment firm, in an all-cash transaction valued at approximately $2.6 billion. The transaction was previously announced on December 17, 2021 and approved by Bottomline stockholders at the Special Meeting of Stockholders held on March 8, 2022.

With the completion of the transaction, Bottomline is now positioned to capitalize on the many benefits this partnership is expected to bring to the Company and its stakeholders. The Bottomline team looks forward to leveraging Thoma Bravo’s operating capabilities, capital resources and technology industry expertise to further expand the reach and value proposition of its diverse portfolio of leading products that intelligently digitize the way businesses pay and get paid. The Company’s commitment to serving its customers remains unchanged, and it expects that together with Thoma Bravo, it will have the enhanced flexibility and expertise to focus on what matters most – advancing the business, investing in continued innovation and developing new capabilities to deliver increased value for customers and growth for Bottomline.

Bottomline also announced today the appointment of Craig Saks, an experienced, growth-oriented financial technology and payments industry executive, as Chief Executive Officer, effective immediately. Saks, previously named President, Bottomline, succeeds Rob Eberle, who is stepping down from his role as Chief Executive Officer. Eberle will remain with Bottomline in a strategic advisory role through the end of the Company’s current fiscal year to ensure a smooth transition.

“As a fintech and payments industry executive for the past 20 years, I have long admired Bottomline’s success and its ability to innovate ahead of the evolving B2B payments market,” said Saks. “The future for Bottomline is bright, and I am honored to have the opportunity to lead the talented team that has built the Company into an industry leader. I look forward to working together with Thoma Bravo as we deliver on Bottomline’s commitment to remove complexity from business payments and processes for existing and future customers and channel partners around the world.”

“The completion of this transaction marks the beginning of an exciting new chapter for Bottomline,” said Eberle. “I am proud of the leadership position and product set we have developed over the last several years to transform business payments for companies and financial institutions globally. Our success is a testament to the Bottomline team, whose hard work and dedication have made our achievements possible. There are significant opportunities ahead for Bottomline in this dynamic and growing market, and I look forward to watching the Company’s success for years to come.”

“Under Rob’s leadership, Bottomline has delivered a track record of consistent innovation and growth and has risen to the forefront of the B2B payments market. On behalf of the entire Board, I thank him for his significant contributions,” said Joe Mullen, Chairman of the Bottomline Board. “Looking ahead, the Board and I are confident in Craig’s ability to lead the Company forward in partnership with Thoma Bravo.”

“We have tracked Bottomline’s growth and success for over a decade and are excited to partner with Craig and the talented management team at Bottomline to continue building on the Company’s position as a clear leader in the large and growing B2B payments automation market,” said Holden Spaht, a Managing Partner at Thoma Bravo. “We would also like to thank Rob for his many years of leadership in helping to build a very high quality and durable company with a strong culture that is well positioned for this next chapter of exciting growth.”

Brian Jaffee, a Partner at Thoma Bravo added, “Bottomline has been way ahead of the curve on the digital transformation happening in B2B payments and we are excited to work closely with the Company to leverage our deep fintech and operational expertise to continue scaling the business as we invest behind this significant global trend.”

Under the terms of the merger agreement, Bottomline shareholders will receive $57.00 per share in cash, which represents a premium of approximately 42% to Bottomline’s unaffected closing stock price on October 19, 2021, the last full trading day prior to the announcement of the formation of the Bottomline Board of Directors’ Strategy Committee, and a premium of approximately 41% to Bottomline’s 30-day volume weighted average price as of October 19, 2021. With the completion of the acquisition, Bottomline common stock has ceased trading and will no longer be listed on the Nasdaq stock market.

Deutsche Bank Securities Inc. served as exclusive financial advisor to Bottomline and Skadden, Arps, Slate, Meagher & Flom LLP and Wilmer Cutler Pickering Hale and Dorr LLP served as legal advisors to Bottomline. Kirkland & Ellis LLP served as legal advisor and BofA Securities, Inc. served as exclusive financial advisor to Thoma Bravo.

About Craig Saks

Craig Saks has over 20 years of leadership experience leading enterprise, mission critical software and processing businesses across the fintech and payment industries. Saks currently serves as a Board Member of NMI, a global payment enablement platform, processing more than $180 billion in payments annually for over 3,200 partners and over 260,000 merchants around the world. Saks is also a member of the Bain Advisory Network, where he serves as an external advisor and consults in the technology and payments sectors.

From 2012 to 2020, Saks served in roles of increasing responsibility at ACI Worldwide, a global payments software company. He most recently served as Chief Strategy and Transformation Officer, leading the development of strategies, partnerships and business models to accelerate the growth of ACI business globally. Prior to that, he served as Interim President and Chief Executive Officer, and before that, he served as Chief Operating Officer, where he led a team of 3,500 people across more than 50 worldwide offices.

About Bottomline Technologies

Bottomline Technologies makes complex business payments simple, smart, and secure. Corporations and banks rely on Bottomline for domestic and international payments, efficient cash management, automated workflows for payment processing and bill review, and fraud detection, behavioral analytics and regulatory compliance solutions. Thousands of corporations around the world benefit from Bottomline solutions. Headquartered in Portsmouth, NH, Bottomline delights customers through offices across the U.S., Europe, and Asia-Pacific. For more information visit www.bottomline.com.

About Thoma Bravo

Thoma Bravo is one of the largest private equity firms in the world, with more than $103 billion in assets under management as of December 31, 2021. The firm invests in growth-oriented, innovative companies operating in the software and technology sectors. Leveraging the firm’s deep sector expertise and proven strategic and operational capabilities, Thoma Bravo collaborates with its portfolio companies to implement operating best practices, drive growth initiatives and make accretive acquisitions intended to accelerate revenue and earnings. Over the past 20 years, the firm has acquired or invested in more than 375 companies representing over $190 billion in enterprise value. The firm has offices in Chicago, Miami and San Francisco. For more information, visit www.thomabravo.com.

Forward-Looking Statements

This communication contains forward-looking statements that involve risks and uncertainties, including statements regarding expectations for Bottomline following its acquisition by Thoma Bravo. If any of these risks or uncertainties materialize, or if any of Bottomline’s assumptions prove incorrect, Bottomline’s actual results could differ materially from the results expressed or implied by these forward-looking statements. Additional risks and uncertainties include those associated with possible disruption to Bottomline’s current plans and operations due to the acquisition, including through the loss of customers and employees. Additional factors that could cause results to differ materially from those anticipated in forward-looking statements can be found in the risks detailed in Bottomline’s filings with the Securities and Exchange Commission, including in its most recent filings on Forms 10-K and 10-Q. All forward-looking statements in this communication are based on information available to Bottomline as of the date of this communication, and Bottomline does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Contacts

For Bottomline:

Christine Nurnberger

Chief Marketing Officer

603-812-3742

cnurnberger@bottomline.com

For Thoma Bravo:

Megan Frank

212-731-4778

mfrank@thomabravo.com

Finsbury Glover Hering

Abigail Farr

646-957-2067

abigail.farr@fgh.com